As filed with the Securities and Exchange Commission on June 16, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

C. R. BARD, INC.

(Exact name of registrant as specified in its charter)

New Jersey	22-1454160
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

730 Central Avenue

Murray Hill, New Jersey 07974

(Address, including zip code, of registrant’s principal executive offices)

2003 Long Term Incentive Plan of C. R. Bard, Inc.

(as Amended and Restated)

2005 Directors’ Stock Award Plan of C. R. Bard, Inc.

(as Amended and Restated)

1998 Employee Stock Purchase Plan of C. R. Bard, Inc.

(as Amended and Restated)

Judith A. Reinsdorf

C. R. Bard, Inc.

730 Central Avenue

Murray Hill, New Jersey 07974

(Name and address of agent for service)

(908) 277-8000

(Telephone number, including area code, of agent for service)

Copies of all notices, orders and communication to:

Alan D. Schnitzer, Esq.

Simpson Thacher & Bartlett

425 Lexington Avenue

New York, New York 10017

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $.25 per share (3)	2,850,000	$72.03	$205,285,500	$21,965.55

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of Common Stock which may be issued under the 2003 Long Term Incentive Plan of C. R. Bard, Inc. (as Amended and Restated) (the “2003 Plan”), the 2005 Directors’ Stock Award Plan of C. R. Bard, Inc. (as Amended and Restated) (formerly known as the 1988 Directors Stock Award Plan, the “2005 Plan”) and the 1998 Employee Stock Purchase Plan of C. R. Bard, Inc. (as Amended and Restated) (the “1998 Plan”) to prevent dilution resulting from any stock split, stock dividend or similar transaction.
(2)	Calculated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales price of the Registrant’s Common Stock on the New York Stock Exchange – Composite Tape on June 13, 2006.
(3)	Of the 2,850,000 shares of Common Stock being registered hereby, 2,500,000 shares are being registered to be issued pursuant to the 2003 Plan, 100,000 shares are being registered to be issued pursuant to the 2005 Plan and 250,000 shares are being registered to be issued pursuant to the 1998 Plan.

This Registration Statement relates to an amendment to the 2003 Long Term Incentive Plan of C. R. Bard, Inc. (as Amended and Restated) (the “2003 Plan”) to increase the number of shares of common stock available for issuance thereunder from 10,000,000 to 12,500,000, an amendment to the 2005 Directors’ Stock Award Plan of C. R. Bard, Inc. (as Amended and Restated) (formerly known as the 1988 Directors Stock Award Plan, the “2005 Plan”) to increase the number of shares of common stock available for issuance thereunder from 250,000 to 350,000 and an amendment to the 1998 Employee Stock Purchase Plan of C. R. Bard, Inc. (as Amended and Restated) (the “1998 Plan”) to increase the number of shares of common stock available for issuance thereunder from 1,000,000 to 1,250,000. The contents of the registration statement on Form S-8 with respect to the 2003 Plan, Registration No. 333-104683, filed with the Securities and Exchange Commission (the “Commission”) on April 23, 2003, as amended on June 3, 2004 and July 21, 2005, are hereby incorporated by reference pursuant to General Instruction E on Form S-8.

1. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

2. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

Item 4. Description of Securities.

Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

Item 5. Interests of Named Experts and Counsel.

Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

Item 6. Indemnification of Directors and Officers.

Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

Item 7. Exemption from Registration Claimed.

Not applicable.

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Item 8. Exhibits.

5	Opinion of Drinker Biddle & Reath LLP, regarding legality of securities being registered*

23.1	Consent of KPMG LLP*

23.2	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5)

24	Powers of Attorney*

*	Filed herewith

Item 9. Undertakings.

Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of New Providence at Murray Hill, State of New Jersey, on the 16th day of June 2006.

C. R. BARD, INC.

By:	/s/ Todd C. Schermerhorn
Name:	Todd C. Schermerhorn
Title:	Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by or on behalf of the following persons in the capacities indicated on the 16th day of June 2006.

Signature	Title

* Timothy M. Ring	Chairman and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Todd C. Schermerhorn Todd C. Schermerhorn	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

* Frank Lupisella Jr.	Vice President and Controller (Principal Accounting Officer)

* Marc C. Breslawsky	Director

* T. Kevin Dunnigan	Director

* Herbert L. Henkel	Director

* Theodore E. Martin	Director

* Gail K. Naughton	Director

* Tommy G. Thompson	Director

* John H. Weiland	Director

* Anthony Welters	Director

* Tony L. White	Director

* By:	/s/ Todd C. Schermerhorn
Todd C. Schermerhorn
Attorney-in-Fact

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EXHIBIT INDEX

Exhibit No.	Description
5	Opinion of Drinker Biddle & Reath LLP, regarding legality of securities being registered*

23.1	Consent of KPMG LLP*

23.2	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5)

24	Powers of Attorney*

*	Filed electronically herewith